Exhibit 99.1

225 West Wacker Drive	Telephone: +1 312 696-6000
Chicago	Facsimile: +1 312 696-6009
Illinois 60606

Media Contact:

Margaret Kirch Cohen 312-696-6383  margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second Quarter 2006 Financial Results

CHICAGO, Aug. 3, 2006 — Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second quarter 2006 financial results. The company reported consolidated revenue of $76.3 million in the second quarter of 2006, a 36% increase from revenue of $56.2 million in the second quarter of 2005. Revenue for the second quarter included $6.8 million from Ibbotson Associates, Inc., a leading provider of asset allocation research and services, which Morningstar acquired on March 1, 2006. Consolidated operating income was $17.5 million in the second quarter of 2006, an increase of $4.4 million, or 33%, compared with $13.1 million in the same period a year ago. Morningstar’s net income was $11.2 million in the second quarter of 2006, or 24 cents per diluted share, compared with $9.5 million, or 22 cents per diluted share, in the second quarter of 2005.

In the first six months of 2006, revenue increased $36.9 million, or 34%, to $146.3 million, compared with $109.4 million in the same period a year ago. Revenue for the first half of the year included $11.2 million from Ibbotson. Consolidated operating income increased 83% to $36.7 million in the first six months of 2006, compared with $20.0 million in the first six months of 2005. Net income was $24.6 million, or 53 cents per diluted share, in the first half of 2006, compared with $13.5 million, or 31 cents per diluted share, in the first six months of 2005.

“We generated strong organic revenue growth of 23% in the second quarter, driven by several key products—Investment Consulting, Advisor Workstation, Licensed Data, and Morningstar.com. We also benefited from incremental revenue from the Ibbotson acquisition, primarily led by Investment Consulting and EnCorr,” said Joe Mansueto, chairman and chief executive officer of Morningstar. “We’ve retained all six contracts for independent equity research associated with the Global Analyst Research Settlement.

Most of these contracts, which typically come up for renewal in the second quarter, cover the third year of the five-year settlement period.”

Mansueto added, “In July, we acquired Aspect Huntley, a leading provider of equity research and information in Australia, and earlier this week we acquired the database division of InvestorForce, which will add critical mass to our institutional hedge fund and separate account coverage as well as to our client base. Both acquisitions are aligned with our growth strategies and will significantly enhance our offerings to individual investors, advisors, and institutions.”

Key Business Drivers

Revenue:  Revenue in the Individual segment was $19.4 million in the second quarter of 2006, a 24% increase from $15.6 million in the second quarter of 2005. Revenue in the Advisor segment was $24.3 million in the second quarter of 2006, a 30% increase compared with $18.8 million in the same period in 2005. Revenue in the Institutional segment was $34.3 million in the second quarter of 2006, a 49% increase from $23.0 million in the second quarter of 2005.

The Ibbotson acquisition contributed second-quarter revenue of $0.4 million in Morningstar’s Individual segment, $1.5 million in the Advisor segment, and $4.9 million in the Institutional segment.

Revenue from international operations was $9.5 million in the second quarter of 2006, a 34% increase from $7.1 million in the same period a year ago. International revenue included $0.5 million from Ibbotson. Foreign currency translations had a positive impact of $0.2 million on international revenue. Excluding the impact of foreign currency translations and the Ibbotson acquisition, consolidated revenue and international revenue both increased approximately 23% compared with the prior-year period. Revenue growth excluding Ibbotson and foreign currency is a non-GAAP measure that is reconciled to consolidated and international revenue growth rates in the accompanying financial tables.

Revenue Composition:  Morningstar defines “walk-in” revenue as revenue it expects to recognize during the year from subscriptions and license agreements in place as of Jan. 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year. During the second quarter of 2006, the company closed renewals and brought in new business that will contribute an estimated $99.0 million to 2006 revenue, absent cancellations.

Morningstar estimates that 2006 walk-in revenue plus the full-year impact of new and renewal business closed during the first half of 2006, absent additional cancellations, will total $230.6 million. During the quarter, the company reclassified a portion of its revenue composition, reducing 2006 walk-in revenue by $5.0 million, $3.2 million of which is now classified as renewal revenue. Revenue from Ibbotson has not yet been incorporated into new, renewal, or walk-in revenue.

Operating Income:  Consolidated operating income was $17.5 million in the second quarter of 2006, a 33% increase from the second quarter of 2005. Operating expense rose $15.7 million, or 36%, in the second quarter of 2006, primarily because of a $9.1 million increase in compensation-related expense. This includes a $4.3 million increase in accrued incentive compensation, which reflects the second-quarter impact of updated internal estimates for full-year performance versus 2005; an adjustment to bring year-to-date bonus expense in line with these estimates; and incremental bonus expense from Ibbotson. The increase in operating expense also reflects $1.6 million of amortization expense for intangible assets acquired with Ibbotson and $1.1 million in outsourced product implementation expense for the Advice by Ibbotson® service. Morningstar recognizes these product implementation expenses as they are incurred; however, recognition of the associated revenue does not begin until client testing is complete.

The company’s operating margin was 22.9% in the second quarter of 2006, compared with 23.4% in the same period in 2005. The combined impact of three factors—the adjustment to bring year-to-date bonus expense in line with the updated full-year estimate, the impact of the Advice by Ibbotson product implementation expense, and the amortization of intangible assets—reduced the operating margin by 4.5 percentage points in the quarter. In the first six months of 2006, operating margin was 25.1%, compared with 18.3% in the first six months of 2005. A $2.8 million decrease in stock-based compensation expense had a positive impact on margins for the year-to-date period.

Income Taxes: Income tax expense in the quarter increased $3.0 million, or 66%, compared with the prior- year period, causing net income growth to lag operating income growth. The increase in income tax expense in the second quarter of 2006 was due to additional income tax expense outside the United States. In addition, the second quarter of 2005 included a one-time deferred tax benefit for research and development, which reduced income tax expense in that quarter.

Free Cash Flow:  Morningstar generated free cash flow of $28.3 million in the second quarter of 2006, reflecting cash provided by operating activities of $29.5 million and capital expenditures of $1.2 million. Free cash flow increased by $15.7 million in the quarter, partly because of a $6.6 million reduction in income tax payments reflected in cash provided by operating activities. The $6.6 million reduction includes approximately $8 million in cash tax benefits from the Ibbotson acquisition, partially offset by a

$1.4 million increase in cash tax payments from higher taxable income. A decrease in working capital, excluding cash, and an increase in net income also contributed to the increase in free cash flow.

In the first six months of 2006, Morningstar generated free cash flow of $37.4 million, reflecting cash provided by operating activities of $39.4 million and capital expenditures of $2.0 million. Free cash flow in the first six months of 2006 increased $28.1 million compared with the prior-year period, reflecting a $27.8 million increase in cash provided by operating activities and a $0.3 million decrease in capital expenditures. Free cash flow is a non-GAAP measure that is reconciled to cash provided by or used for operating activities in the accompanying financial tables. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

As of June 30, 2006, Morningstar had cash, cash equivalents, and investments of $121.4 million, compared with $153.2 million as of Dec. 31, 2005. The decrease reflects cash used for the acquisition of Ibbotson and annual bonus payments, partially offset by cash from operations and proceeds from stock option exercises.

Business Segment Performance

Individual Segment:  The largest product in this segment based on revenue is the company’s U.S.-based Web site for individual investors, Morningstar.com®. The Individual segment also includes Morningstar® Equity Research and several print and online publications.

•                  Revenue was $19.4 million in the second quarter of 2006, a 24% increase from $15.6 million in the second quarter of 2005. Morningstar.com and Equity Research drove most of the revenue increase.

•                  Operating income was $6.2 million in the second quarter of 2006, a 37% increase from $4.6 million in the prior-year period.

•                  Operating margin was 32.1% in the second quarter of 2006, compared with 29.1% in the second quarter of 2005.

Advisor Segment:  The largest products in this segment based on revenue are Morningstar® Advisor WorkstationSM, Morningstar® Principia®, and Morningstar® Managed PortfoliosSM.

•                  Revenue was $24.3 million in the second quarter of 2006, a 30% increase from $18.8 million in the same period in 2005. Advisor Workstation contributed the majority of the revenue increase.

•                  Operating income was $6.4 million in the second quarter of 2006, an increase of 51% compared with $4.2 million in the second quarter of 2005.

•                  Operating margin was 26.3% in the second quarter of 2006, compared with 22.6% in the second quarter of 2005.

Institutional Segment:  The largest products and services in this segment based on revenue are Licensed DataSM, Investment Consulting, Retirement Advice (including Advice by Ibbotson® and Morningstar® Retirement ManagerSM ), Licensed Tools and Content, Morningstar DirectSM,  and EnCorr®.

•                  Revenue was $34.3 million in the second quarter of 2006, a 49% increase from $23.0 million in the second quarter of 2005. Investment Consulting, Encorr, and Licensed Data drove the majority of the revenue increase.

•                  Operating income was $7.3 million in the second quarter of 2006, an increase of 49% from $4.9 million in the same period in 2005.

•                  Operating margin was 21.3% in the second quarter of 2006, compared with 21.4% in the prior-year period.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 13 countries and minority ownership positions in companies based in three other countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with GAAP, Morningstar uses the following measures considered as non-GAAP by the Securities and Exchange Commission:  free cash flow, operating income before stock-based compensation expense, operating margin before stock-based compensation expense, and revenue growth adjusted for the Ibbotson acquisition and the impact of foreign currency (organic revenue growth).

Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate the performance of its business. Free cash flow should not be considered an alternative to any measure of performance as promulgated under GAAP (such as cash provided by (used for) operating, investing, and financing activities), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the free cash flow definition used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

In the accompanying financial tables, Morningstar presents operating income before stock-based compensation expense and operating margin before stock-based compensation expense solely as supplemental disclosure to help investors better understand the performance of its business, to enhance comparison of Morningstar’s performance from period to period, and to allow better comparison of Morningstar’s performance with that of its competitors. Morningstar expects stock-based compensation expense to be a recurring cost. Morningstar uses operating income before stock-based compensation expense and operating margin before stock-based compensation expense to evaluate the performance of its business. Operating income before stock-based compensation expense and operating margin before stock-based compensation expense should not be considered alternatives to any measure of performance as promulgated under GAAP (such as operating income or operating margin), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the calculations of operating income before stock-based compensation expense and operating margin before stock-based compensation expense used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on operating income before stock-based compensation expense and operating margin before stock-based compensation expense, please see the reconciliations from operating income to operating income before stock-based compensation expense and from operating margin to operating margin before stock-based compensation expense included in the accompanying financial tables.

Morningstar presents revenue growth rates adjusted for the Ibbotson acquisition and the impact of foreign currency (organic revenue growth) because the company believes this non-GAAP measure helps investors better compare period-to-period results. For more information on organic revenue growth, please see the reconciliation provided in the accompanying financial tables.

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©2006 Morningstar, Inc. All rights reserved.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30				Six months ended June 30
(in thousands, except per share amounts)	2006	2005	change		2006	2005	change

Revenue	$76,257	$56,243	35.6%		$146,317	$109,447	33.7%
Operating expense(1):
Cost of goods sold	22,052	15,674	40.7%		40,725	31,586	28.9%
Development	7,306	4,593	59.1%		13,397	9,742	37.5%
Sales and marketing	11,880	9,845	20.7%		23,540	19,630	19.9%
General and administrative	13,793	11,135	23.9%		25,825	24,219	6.6%
Depreciation and amortization	3,767	1,852	103.4%		6,173	4,248	45.3%
Total operating expense	58,798	43,099	36.4%		109,660	89,425	22.6%
Operating income	17,459	13,144	32.8%		36,657	20,022	83.1%
Operating margin	22.9%	23.4%	(0.5	)pp	25.1%	18.3%	6.8	pp

Non-operating income (expense):
Interest income, net	858	605	41.8%		1,917	1,054	81.9%
Other income (expense), net	(186)	(200)	(7.0)%		(312)	60	NMF
Non-operating income, net	672	405	65.9%		1,605	1,114	44.1%

Income before income taxes, equity in net income of unconsolidated entities, and cumulative effect of accounting change	18,131	13,549	33.8%		38,262	21,136	81.0%
Income tax expense	7,624	4,600	65.7%		15,222	8,660	75.8%
Equity in net income of unconsolidated entities	658	549	19.9%		1,305	1,029	26.8%
Income before cumulative effect of accounting change	11,165	9,498	17.6%		24,345	13,505	80.3%
Cumulative effect of accounting change, net of income tax expense of $171(2)	—	—	—		259	—	NMF
Net income	$11,165	$9,498	17.6%		$24,604	$13,505	82.2%
Basic income per share:
Income before cumulative effect of accounting change	$0.27	$0.24			$0.60	$0.35
Cumulative effect of accounting change	—	—			0.01	—
Net income	$0.27	$0.24			$0.61	$0.35
Diluted income per share:
Income before cumulative effect of accounting change	$0.24	$0.22			$0.52	$0.31
Cumulative effect of accounting change	—	—			0.01	—
Net income	$0.24	$0.22			$0.53	$0.31
Weighted average common shares outstanding:
Basic	40,925	39,064			40,641	38,758
Diluted	46,684	43,742			46,535	42,994

	Three months ended June 30				Six months ended June 30
	2006	2005			2006	2005

(1) Includes stock-based compensation expense of:
Cost of goods sold	$285	$264			$557	$928
Development	131	105			245	380
Sales and marketing	137	128			263	453
General and administrative	1,526	1,441			2,948	5,064
Total stock-based compensation expense	$2,079	$1,938			$4,013	$6,825

(2) Relates to adoption of Statement of Financial Accounting Standards No. 123(R).

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue

	Three months ended June 30				Six months ended June 30
	2006	2005	change		2006	2005	change

Revenue	100.0%	100.0%			100.0%	100.0%
Operating expense(1):
Cost of goods sold	28.9%	27.9%	1.0	pp	27.8%	28.9%	(1.1	)pp
Development	9.6%	8.1%	1.5	pp	9.1%	8.9%	0.2	pp
Sales and marketing	15.6%	17.5%	(1.9	)pp	16.1%	17.9%	(1.8	)pp
General and administrative	18.1%	19.8%	(1.7	)pp	17.7%	22.1%	(4.4	)pp
Depreciation and amortization	4.9%	3.3%	1.6	pp	4.2%	3.9%	0.3	pp
Total operating expense	77.1%	76.6%	0.5	pp	74.9%	81.7%	(6.8	)pp
Operating margin	22.9%	23.4%	(0.5	)pp	25.1%	18.3%	6.8	pp

	Three months ended June 30				Six months ended June 30
	2006	2005	change		2006	2005	change
(1) Includes stock-based compensation expense of:
Cost of goods sold	0.3%	0.5%	(0.2	)pp	0.4%	0.9%	(0.5	)pp
Development	0.2%	0.2%	—		0.1%	0.3%	(0.2	)pp
Sales and marketing	0.2%	0.2%	—		0.2%	0.4%	(0.2	)pp
General and administrative	2.0%	2.5%	(0.5	)pp	2.0%	4.6%	(2.6	)pp
Total stock-based compensation expense	2.7%	3.4%	(0.7	)pp	2.7%	6.2%	(3.5	)pp

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
($000)	2006	2005	2006	2005

Operating activities
Net income	$11,165	$9,498	$24,604	$13,505
Adjustments to reconcile net income to net cash flows from operating activities:
Cumulative effect of accounting change	—	—	(259)	—
Depreciation and amortization	3,767	1,852	6,173	4,248
Deferred income tax expense (benefit)	(152)	(418)	(717)	(1,277)
Stock-based compensation	2,079	1,938	4,013	6,825
Equity in net income of unconsolidated entities	(658)	(549)	(1,305)	(1,029)
Excess tax benefits from stock option exercises	(3,819)	—	(6,508)	—
Other, net	719	226	816	126
Changes in operating assets and liabilities, net of effects of acquisitions	16,411	1,349	12,612	(10,749)
Cash provided by operating activities	29,512	13,896	39,429	11,649
Investing activities
Purchases of investments	(11,733)	(22,246)	(37,783)	(29,941)
Proceeds from sale of investments	8,077	29,595	60,454	40,410
Capital expenditures	(1,164)	(1,306)	(2,023)	(2,327)
Acquisitions, net of cash acquired	(89)	—	(86,363)	(8,157)
Other, net	6	(75)	(294)	18
Cash provided by (used for) investing activities	(4,903)	5,968	(66,009)	3
Financing activities
Proceeds from stock option exercises	6,253	1,326	10,847	1,392
Excess tax benefits from stock option exercises	3,819	—	6,508	—
Proceeds from initial public offering, net	—	18,108	—	18,108
Payments of long-term debt and capital lease obligations	—	(7)	—	(18)
Cash provided by financing activities	10,072	19,427	17,355	19,482
Effect of exchange rate changes on cash and cash equivalents	188	(90)	117	(157)
Net increase in cash and cash equivalents	34,869	39,201	(9,108)	30,977
Cash and cash equivalents — Beginning of period	48,390	27,683	92,367	35,907
Cash and cash equivalents — End of period	$83,259	$66,884	$83,259	$66,884

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended June 30		Six months ended June 30
($000)	2006	2005	2006	2005

Cash provided by operating activities	$29,512	$13,896	$39,429	$11,649
Less: Capital expenditures	(1,164)	(1,306)	(2,023)	(2,327)
Free cash flow	$28,348	$12,590	$37,406	$9,322

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
($000)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$83,259	$92,367
Investments	38,182	60,823
Accounts receivable, net	56,924	47,530
Income tax receivable, net	4,555	—
Other	6,911	5,495
Total current assets	189,831	206,215

Property and equipment, net	17,040	17,355
Investments in unconsolidated entities	17,238	16,355
Goodwill	64,582	17,500
Intangible assets, net	60,474	7,251
Deferred tax asset, net	8,283	29,729
Other assets	2,330	1,906
Total assets	$359,778	$296,311

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$17,417	$13,664
Accrued compensation	22,021	26,463
Income tax payable	—	1,259
Deferred revenue	90,733	71,155
Deferred tax liability, net	711	833
Other	2,487	2,467
Total current liabilities	133,369	115,841

Accrued compensation	3,201	4,458
Other long-term liabilities	3,484	2,298
Total liabilities	140,054	122,597

Total shareholders’ equity	219,724	173,714

Total liabilities and shareholders’ equity	$359,778	$296,311

Morningstar, Inc. and Subsidiaries

Segment Information

	Three months ended June 30				Six months ended June 30
($000)	2006	2005	change		2006	2005	change

Revenue
Individual	$19,375	$15,628	24.0%		$38,503	$31,136	23.7%
Advisor	24,321	18,784	29.5%		46,071	35,275	30.6%
Institutional	34,296	23,027	48.9%		64,868	45,333	43.1%
Eliminations	(1,735)	(1,196)	45.1%		(3,125)	(2,297)	36.0%
Consolidated revenue	$76,257	$56,243	35.6%		$146,317	$109,447	33.7%

Revenue — U.S.	$66,724	$49,117	35.8%		$128,362	$95,348	34.6%
Revenue — non-U.S.	$9,533	$7,126	33.8%		$17,955	$14,099	27.3%

Operating income (loss)(1)
Individual	$6,222	$4,550	36.7%		$11,784	$6,975	68.9%
Advisor	6,395	4,236	51.0%		12,477	6,822	82.9%
Institutional	7,318	4,921	48.7%		16,013	8,021	99.6%
Corporate items and eliminations	(2,476)	(563)	339.8%		(3,617)	(1,796)	101.4%
Consolidated operating income	$17,459	$13,144	32.8%		$36,657	$20,022	83.1%

Operating margin(1)
Individual	32.1%	29.1%	3.0	pp	30.6%	22.4%	8.2	pp
Advisor	26.3%	22.6%	3.7	pp	27.1%	19.3%	7.8	pp
Institutional	21.3%	21.4%	(0.1	)pp	24.7%	17.7%	7.0	pp
Consolidated operating margin	22.9%	23.4%	(0.5	)pp	25.1%	18.3%	6.8	pp

(1) Includes stock-based compensation expense allocated to each segment.

Morningstar, Inc. and Subsidiaries

Supplemental Data

($000)	Q2 2006	Q2 2005	change		Full-Year 2006 (3)

Revenue Composition (1)
New revenue	$11,529	$9,091	26.8%		$30,789
Renewal revenue	20,536	12,959	58.5%		68,191
Walk-in revenue	37,436	34,193	9.5%		131,655
Revenue excluding Ibbotson	69,501	56,243	23.6%		230,635
Ibbotson revenue (2)	6,756	—	NMF		—
Consolidated revenue	$76,257	$56,243	35.6%		$230,635

% of Revenue Excluding Ibbotson
New revenue	16.6%	16.2%	0.4	pp	13.3%
Renewal revenue	29.5%	23.0%	6.5	pp	29.6%
Walk-in revenue	53.9%	60.8%	(6.9	)pp	57.1%
Revenue excluding Ibbotson	100.0%	100.0%	—		100.0%

(1)  To help investors evaluate the company’s ongoing business results, Morningstar separates revenue into three categories: 1) new revenue, defined as revenue from selling additional products to current customers or from selling to new customers; 2) renewal revenue, defined as revenue from renewals of subscriptions or licenses; and 3) “walk-in” revenue, defined as revenue it expects to recognize during the year from subscriptions and license agreements in place as of January 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year.

(2) Revenue from Ibbotson Associates has not been incorporated into new, renewal, or walk-in revenue.

(3) Full-year 2006 revenue is an estimate of revenue that will be recognized from business closed through the end of the second quarter. It includes net walk-in revenue plus the full-year impact, absent cancellations, of new and renewal business closed during the first six months of 2006. This estimate does not include any revenue from new or renewal business that will be closed during the third or fourth quarters of 2006.

	As of June 30
	2006	2005	% change
Our Employees
Worldwide headcount (approximate) (4)	1,270	1,070	18.7%
Number of U.S. stock analysts	88	80	10.0%
Number of U.S. fund analysts	27	25	8.0%

Our Business
Number of Morningstar.com Premium subscriptions	160,100	139,976	14.4%
Number of U.S. Advisor Workstation licenses	127,057	101,318	25.4%
Number of Principia subscriptions	48,542	50,797	(4.4)%
Number of Morningstar Direct licenses	1,170	843	38.8%
Assets under management for Morningstar Managed Portfolios	$1.5 bil	$1.1 bil	36.4%
Assets under management for managed retirement accounts (4)	$6.1 bil	$185.6 mil	NMF
Assets under advisement for Investment Consulting (4)	$41.0 bil	$17.1 bil	139.8%

(4) 2006 amounts include Ibbotson Associates

	Three months ended June 30		Six months ended June 30
($000)	2006	2005	2006	2005
Effective Income Tax Expense Rate
Income before income taxes, equity in net income of unconsolidated entities, and cumulative effect of accounting change	$18,131	$13,549	$38,262	$21,136
Equity in net income of unconsolidated entities	658	549	1,305	1,029
Total	$18,789	$14,098	$39,567	$22,165
Income tax expense	$7,624	$4,600	$15,222	$8,660
Effective income tax expense rate	40.6%	32.6%	38.5%	39.1%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding the Ibbotson acquisition and the impact of foreign currency (organic revenue growth):

	Three months ended June 30			Six months ended June 30
($000)	2006	2005	% change	2006	2005	% change

Consolidated revenue	$76,257	$56,243	35.6%	$146,317	$109,447	33.7%
Less: Ibbotson acquisition	(6,756)	—	NMF	(11,176)	—	NMF
Less: impact of foreign currency	(208)	—	NMF	(31)	—	NMF
Revenue excluding Ibbotson and the impact of foreign currency	$69,293	$56,243	23.2%	$135,110	$109,447	23.4%

Reconciliation from international revenue to international revenue excluding the Ibbotson acquisition and the impact of foreign currency:

	Three months ended June 30			Six months ended June 30
($000)	2006	2005	% change	2006	2005	% change

International revenue	$9,533	$7,126	33.8%	$17,955	$14,099	27.3%
Less: Ibbotson acquisition	(534)	—	NMF	(721)	—	NMF
Less: impact of foreign currency	(208)	—	NMF	(31)	—	NMF
Revenue excluding Ibbotson and the impact of foreign currency	$8,791	$7,126	23.4%	$17,203	$14,099	22.0%

Reconciliation from operating income to operating income before stock-based compensation expense:

	Three months ended June 30			Six months ended June 30
($000)	2006	2005	% change	2006	2005	% change

Operating income	$17,459	$13,144	32.8%	$36,657	$20,022	83.1%
Add back: stock-based compensation expense	2,079	1,938	7.3%	4,013	6,825	(41.2)%
Operating income before stock-based compensation expense	$19,538	$15,082	29.5%	$40,670	$26,847	51.5%

Reconciliation from operating margin to operating margin before stock-based compensation expense:

	Three months ended June 30				Six months ended June 30
(% of revenue)	2006	2005	change		2006	2005	change

Operating margin	22.9%	23.4%	(0.5	)pp	25.1%	18.3%	6.8	pp
Add back: stock-based compensation expense	2.7%	3.4%	(0.7	)pp	2.7%	6.2%	(3.5	)pp
Operating margin before stock-based compensation expense	25.6%	26.8%	(1.2	)pp	27.8%	24.5%	3.3	pp